U.S. SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): August 26, 2016

Atossa Genetics Inc.

(Exact name of registrant as specified in its charter)

Delaware

(State or jurisdiction of incorporation or organization)

001-35610

(Commission File Number)

26-4753208

(I.R.S. Employer Identification Number)

2300 Eastlake Ave. East, Suite 200, Seattle, WA 98102

(Address of principal executive offices (Zip Code)

Registrant's telephone number: (206) 325-6086

                                             N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17CFR 240.13e-4(c))

Item 3.03 Material Modification to Rights of Security Holders.

See Item 5.03 of this Report which is incorporated into this Item 3.03 by this reference.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On August 26, 2016, at 12:01 am EDT, an amendment to Atossa Genetics Inc. (“Atossa”) Amended and Restated Certificate of Incorporation (the “Amended Certificate”) became effective to effectuate a reverse split of Atossa’s common stock. The Amended Certificate provides that each 15 shares of outstanding common stock will be reconstituted into one share of common stock with a proportional increase in the par value of the common stock. Cash will be paid in lieu of fractional shares.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

4.1 Certificate of Amendment to Amended and Restated Certificate of Incorporation

99.1 Press Release dated August 25, 2016 related to 1:15 Reverse Stock Split

Signature(s)

  Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ATOSSA GENETICS INC.

Date: August 26, 2016	By: /s/ Kyle Guse Its: Chief Financial Officer